Exhibit 10.11

(English Translation)
Shandong Green Foodstuff Co. Ltd.
Sales Contract

Contract No.: 20060513
Date: May 13th 2006
Place: Junan

The Seller: Shandong Green Foodstuff Co. Ltd.

Address: Bei Huan Zhong Road, Junan County, Shandong, China

The buyer: Shandong Green Safety Import and Export Co. , Ltd.

The two parties hereby enter into the following provisions through friendly consultation in accordance with the Contract Law of the People’s Republic of China:

Article One: Name and Specifications of the Product

Name	Specification	Unit price	Quantity	Price	Time of delivery
Chestnut In Syrup	9L/Tin	120RMB	80000tins	RMB 9,600,000.00
Time of delivery: from May 13, 2006 to December 12, 2006. To be delivered in 7 installments on the 10th day of the second month since signature of the contract and of every subsequent month, Quantity of delivery is 1/7 of the total quantity of every variety. Pay on Delivery (P.O.D). 2% of over or short of payment and delivery is allowed.

Frozen Bottom-open Chestnut in Shell	Kilogram	15 RMB/kg	100tons	RMB 1,500,000.00
Lorain chestnut	100g×16 bags/box	80 RMB/box	18400boxes	RMB 1,472,000.00
YueGuang Rice	5kg/bag	45 RMB/box	8000bags	RMB 360,000.00
Egg Food	350×240 bags/box	70 RMB/box	3000 boxes	RMB 210,000.00
Alga Nutrient Egg	52/box	60 RMB/box	75000 boxes	RMB 4,500,000.00
The Sweet Heart Chestnut	100g×16 bags/box	80 RMB/box	34600 boxes	RMB 2,768,000.00
In total: twenty million four hundred and ten thousand RMB				RMB 20,410,000.00

Article two: Quality Requirement: To be in conformity with national food standards as well as with the sample provided.

Article three: Place of Delivery/Receipt: Junan County, Shandong Province

Article four: Transport Cost is to be assumed by the seller.

Article five: Standard for Acceptance: Trade standard of the People’s Republic of China shall be applied.

Article six: Settlement Method: Upon signature of the contract, the buyer shall pay the seller 10% of total price as advance payment. The rest payment shall be made upon delivery of the product.

Article seven: Liability for Breach of Contract: Except for force majeure, if the Seller fails to supply the product or the Buyer returns the product after receipt, the party in breach shall pay to the other party liquidated damages constituting 25% of the total price. If the liquidated damages is insufficient to make up the loss, the other party may claim for further compensation.

Article eight: Methods for Settling Contractual Disputes: All disputes arising in connection with this contract or the execution thereof shall be settled by way of amicable negotiation. If the two parties fail to solve the disputes through negotiation, the disputes may be submitted to the relevant legal authority with jurisdiction where the Seller is located in accordance with the Contract Law.

The period of validity of this contract is from May 13th, 2006 to December 12th, 2006.
This contract takes into effect upon signature and fax by the both parties.

The Sellers: Shandong Green Foodstuff Co. Ltd.
(Corporate Seal)
Authorized Representative /S/ Chen Si

The Buyers: Shandong Green Safety Import and Export Co. Ltd.
(Corporate Seal)
Authorized Representative /S/: Ji Zhenwei